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                                                                    Exhibit 10.2


                                 EMPLOYMENT AGREEMENT


     This Agreement made as of the 23rd day of October, 1997, by and between AMERICA FIRST COMPANIES LLC, a Delaware limited liability company with its office at 399 Park Avenue, New York, New York 10022 (the "LLC"), and STEWART ZIMMERMAN, residing at 3063 Wynsum Avenue, Merrick, New York 11566 (the "Employee") shall become effective October 23, 1997 (the "Effective Date").

                                 W I T N E S S E T H:

     WHEREAS, the LLC desires to employ the Employee and the Employee desires to accept such employment with the LLC and represents that he is not restricted from entering into and performing this Agreement, and the LLC and the Employee desire to set forth in writing the terms and conditions under which the LLC shall employ the Employee;

     NOW, THEREFORE, the parties hereby covenant and agree as follows:

     1.   EMPLOYMENT.

     (a) Effective as of the Effective Date hereof, the LLC hereby employs the Employee as President of the mortgage division of the LLC to perform such duties as are customarily performed by chief executive officers of similarly situated mortgage entities and such other duties as may be mutually agreed upon between the Employee and the Board of Directors. Employee's primary office shall be the New York Metropolitan area. It is anticipated by both the LLC and the Employee that the LLC will form a Mortgage Real Estate Investment Trust ("the Mortgage REIT") which will be managed by an independent manager (the "Manager") which will be majority owned by the LLC. The employer and the LLC agree that if the Mortgage REIT and the Manager are successfully formed and established then the Employee shall be President and chief executive officer of the Manager, and shall report directly to the Board of Directors of the Manager; shall be in charge of all of the employees of the Manager; and shall be in charge of setting and implementing investment policy and asset/liability management and reporting to the Board of Directors concerning the foregoing; and all of the duties, obligations and benefits of the LLC set forth in this Agreement shall be assigned to and assumed by to the Manager. All references to the LLC shall apply to Manager as the context permits. If the Mortgage REIT and the Manager are not successfully formed and established, then the LLC may subject to the terms of Section 22 hereof, terminate this Agreement and pay to Employee upon such termination all outstanding amounts due to Employee under this Agreement.


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     2.   SUBSTANTIALLY FULL TIME EMPLOYMENT.

     (a) The Employee agrees to devote substantially all of his business time and effort to the performance of his duties as such President of the mortgage division of the LLC and in turn, the Manager.

     (b)  The Employee shall be permitted to (i) perform charitable activities,
(ii) deliver lectures and participate as a member of business and professional panels and (iii) perform services as a member of the Board of Directors or Board of Trustees or similar body of any for-profit or non-profit entity, provided that such activities do not interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement.

     3.   TERM.

     Except in the case of earlier termination for Cause, as hereinafter defined, employee's employment pursuant to this Agreement shall terminate on the first to occur of (i) the death of the Employee, (ii) the expiration of a continuous period of one hundred and eighty (180) days during which the Employee shall be Disabled, as hereinafter defined, (iii) Voluntary Termination (as hereinafter defined) or Resignation for Good Reason (as hereinafter defined),
(iv) the failure of the LLC to successfully establish the Mortgage REIT and the Manager by December 31, 1997 (subject to provisions of Section 22 hereof) and
(v) June 30, 2000. As used herein, the term "Disabled" shall mean the inability of the Employee to perform his duties hereunder by reason of medical, emotional, or mental injury, illness, disease or defect as determined under the terms of the long-term disability insurance policy maintained by the LLC under which the Employee is covered as in effect at the time of such determination.

     4.   BASE COMPENSATION.

     For the services rendered by the Employee as President of the mortgage division of the LLC and in turn as President of the Manager, the LLC or the Manager, as the case may be, agrees to pay the Employee a base salary of Two Hundred Sixty Nine Thousand Two Hundred Dollars ($269,200) per annum, payable in equal semi-monthly installments in accordance with the standard payroll practices of the LLC. The Employee's base annual salary payable pursuant to this Section 4 (including any increases therein approved by the Compensation Committee and ratified by the Board pursuant to this Section) is hereinafter referred to as "Employee's Base Compensation." The Board shall, not less frequently than annually, review the Employee's Base Compensation and may increase such compensation by such amounts as the Board deems proper.

     5.   BONUS.

     For each calendar year during the term of this Agreement, except the year ended December 31, 1997, the Employee shall be eligible to receive a bonus in such amount as the Compensation Committee of the Board of the LLC, or, in turn the Manager may determine in its discretion, based on the attainment of the LLC's or the Manager's business goals for such

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calendar year as set forth in the LLC's or the Manager's business plan for such calendar year. Such bonus, if any, shall be paid by the LLC or the Manager to the Employee in a lump sum within sixty (60) days of the end of the fiscal year to which it relates.

     6.   EQUITY INTEREST IN MANAGER.

     Employee will be entitled to purchase 10% of the issued and outstanding equity interest of the Manager as of the date of organization of the Manager. The purchase price for such interest will be equal to the original capitalization price invested by the LLC in creation of the Manager multiplied by the applicable percentage equity interest in the Manager and shall payable in the same manner as the original capitalization price (ie. cash, note, or other form of payment). The LLC and Manager covenant and agree that Manager's shares shall be treated PARI PASU with those held by the LLC in the case of any sale, merger or other transfer of its interest in the Manager.

     7.   STOCK OPTION.

     Employee shall be entitled to participate in any stock option plan adopted by the Mortgage REIT during his term of employment. Employee and the LLC agree that Employee's participation in said stock option plan shall be subject to such regulations and limitations as may be established by the Mortgage REIT stock option plan as adopted by the Mortgage REIT Board of Directors. Employee's level of participation shall be reasonably determined by the Board of Directors of the Manager after the allocation of stock options has been made to the Manager by the Mortgage REIT. It is understood by Employee that nothing contained herein guarantees or grants him an award of stock options from the Mortgage REIT.

     8.   EFFECT ON BENEFIT PLANS.

     At all times during the term of this Agreement, the Employee shall be entitled to participate in all executive compensation and employee benefit, insurance and welfare plans or programs generally applicable to senior executives of (i) the LLC, during his employment by the LLC, which plans or programs shall not change prior to the assumption of the obligation under this Agreement by the Manager, or (ii) the Manager after his employment by the Manager, provided that the Manager's plans or programs shall be at least equal to those provided by the LLC at the time of the transfer of the obligation to the Manager.

     9.   VACATION.

     (a) During each year the Employee is employed under this Agreement, the Employee shall be entitled to five (5) weeks vacation in accordance with the standard vacation practices and policies of the LLC, as the case may be.


     10.   TERMINATION FOR CAUSE.


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     The LLC or the Manager shall have the right at any time, by written notice to the Employee, to terminate this Agreement and to discharge the Employee for "Cause." As used herein, the term "Cause" shall mean that the Employee has materially breached the terms of this Agreement by engaging in dishonest or fraudulent actions in connection with the performance of his duties hereunder which results in material economic injury to the business of the LLC or the Manager. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without (i) reasonable prior written notice to the Employee setting forth the reasons for the decision to terminate the Employee for Cause, (ii) an opportunity for the Employee, together with his counsel, to be heard by the Board of the LLC or, in turn, the Manager and
(iii) delivery to the Employee of a notice of termination approved by said Board stating its good faith opinion that the Employee has engaged in actions or conduct described in the preceding sentence, which notice specifies the particulars of such action or conduct in reasonable detail; provided, however, that the LLC or the Manager, as the case may be, may suspend the Employee with pay until such time as his appearance before the Board has been exercised so long as such appearance is within two (2) weeks of the date of suspension.

     11. RESIGNATION FOR GOOD REASON. Employee may resign his employment for Good Reason. "Good Reason" shall include (a) a material diminution in Employee's title, duties or responsibilities; (b) relocation of Employee's place of employment without his consent outside the New York City metropolitan area; or (c) the failure of the LLC or the Manager to pay within five (5) business days any payment due from the LLC or the Manager; (d) the failure of the LLC or Manager, as the case may be, to pay within a reasonable period after the date when amounts are required to be paid to Employee under any benefit programs or plans; or (e) the failure by the LLC or the Manager to honor any of its material obligations herein.

     12.  VOLUNTARY TERMINATION.

     Any termination of the employment of the Employee hereunder otherwise than as a result of (i) termination by the LLC or the Manager in violation of the terms of this Agreement, (ii) the Employee's death, (iii) the Employee's becoming Disabled for a continuous period of one hundred and eighty (180) days or (iv) the Employee's termination for Cause or Resignation for Good Reason shall be a Voluntary Termination. A Voluntary Termination shall be deemed to be effective immediately upon such termination.

     13.  CERTAIN EFFECTS OF TERMINATION OF EMPLOYMENT.

     (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination or a termination for Cause, neither the Employee nor his estate or beneficiaries shall have any further rights or claims against the LLC or, in turn, the Manager under this Agreement except to receive:

          (i) the unpaid portion of the Employee's Base Compensation computed on a pro rata basis to the date of termination;

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          (ii)      reimbursement for any reimbursable expenses for which the
                    Employee shall not have theretofore been reimbursed; and

          (iii) any benefits provided under any plans maintained by the LLC or, in turn, the Manager in which the Employee is a participant which are generally provided to other participants who have terminated employment under similar circumstances.

     (b) In addition to the rights granted to Employee pursuant to Section 6 hereof, upon the termination of the Employee's employment hereunder by reason of Employee's becoming Disabled for a continuous period of 180 days, the LLC or the Manager shall pay to the Employee or the Employee's personal representative or custodian within ten (10) days of the date of the termination of the Employee's employment hereunder, a lump sum cash payment equal to the amount of the Employee's Base Compensation for six months as in effect on the date of termination.

     (c) Upon the termination of Employee's employment hereunder other than for Cause, death, disability or Voluntary Termination, Employee shall receive the then unpaid portion of the Employee's Base Compensation through June 30, 2000, in accordance with the standard payroll practices of the LLC or the Manager, as the case may be.

     (d)(i) Upon the termination of the Employee's employment hereunder pursuant to a termination for Cause, LLC shall be entitled, but not obligated, to purchase from Employee any interest in the Manager purchased by Employee pursuant to Section 6 of this Agreement for an amount equal to the book value of such interests as determined by the latest monthly financial statements of Manager with such amount to be paid within 60 days after the date of termination.

     (ii) Upon the termination of the Employee's employment hereunder for any reason other than for Cause, LLC shall be entitled, but not obligated, to purchase from Employee any interest in the Manager purchased by Employee or his personal representative pursuant to Section 6 of this Agreement within 60 days after the date valuation has been determined for an amount equal to the appraised fair market value of such interests, provided, however, that LLC must complete any purchase of equity interests within 180 days of the date of termination. In turn, upon the termination of the Employee's employment hereunder for any reason other than for cause, within 60 days from the date of termination, Employee may but shall not be obligated to, sell his interest in the Manager to the LLC for an amount equal to the book value of the Manager as determined by the latest monthly financial statements of Manager.


     (iii) For the purposes of this Section 12, the appraised fair market value for such interests in Manager shall be determined in the following manner. Employee and LLC shall attempt to agree upon an appraiser. If the parties agree upon an appraiser, the appraiser so selected shall appraise the fair market value of the applicable interests in Manager within 30 days after selection. If the parties fail to so agree upon the selection of one such appraiser within 10 days after Employee's notice that he is entitled to such increased value of such interests, Employee and LLC shall each designate, within 5 days from the end of such 10-day period, one

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appraiser to determine such fair market value.  In the event either party fails to so select its own appraiser, the other party may obtain court appointment of an appraiser. The two appraisers so selected shall attempt to agree upon such fair market value of the applicable interests as at the date of said appraisal. In the event the two appraisers fail to agree upon the fair market value of the applicable interests within 30 days, the two appraisers shall meet and select a third appraiser within 5 days after the expiration of such 30-day period. In the event the two appraisers fail to so select a third appraiser, either party may obtain court appointment of such third appraiser. Within 5 days after the third appraiser is selected, the three appraisers so selected shall meet and attempt to agree upon such fair market value of the applicable interests as at the date of said appraisal. In the event the three appraisers fail to agree upon the fair market value of the applicable interests within 5 days, the third appraiser shall independently appraise the fair market value of the applicable interests, and the arithmetic average of the three appraisals will be the fair market value of the applicable interests. The parties shall equally split the cost of all appraisals. The appraisers shall not discount the value of the Employee's interest in the Manager merely because of the Employee's interest in the Manager is that of a non-controlling minority interest holder or for lack of marketability.

     14.  RESIGNATION AS BOARD MEMBER.

     In any instance where the Employee ceases to be employed by the LLC or the Manager, and if the Employee is then a member of the Board, the Employee hereby agrees that, unless otherwise requested by the Board, he shall simultaneously submit his resignation as a member of the Board in writing on or before the date he ceases to be an employee of the LLC. If the Employee fails or neglects to submit such resignation in writing, this Section 14 may be deemed by the LLC or the Manager to constitute the Employee's written resignation as a member of the Board effective on the same date that the Employee ceases to be an employee of the LLC.

     15.  GOVERNING LAW.

     This Agreement shall be governed by, construed and enforced in accordance to the internal laws of the State of New York without reference to the principles of conflicts of law thereof.

     16.  NOTICES.

     All notices provided for or permitted to be given pursuant to this Agreement must be in writing. All notices shall be personally delivered or sent by registered or certified mail to the LLC, the Manager or the Employee at the address set forth above or to such other address as the LLC, the Manager or the Employee may notify the other in accordance with the provisions of this Section 16 and shall be effective upon receipt.


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     17.  ENTIRE AGREEMENT.

     This Agreement contains the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Employee and the LLC with respect to the subject matter hereof, whether written or oral. This Agreement cannot be amended, modified or changed orally. To be effective any amendment, modification or change shall be in writing and signed on behalf of the LLC or the Manager and by the Employee.

     18.  WAIVER, CONSENT TO BREACH.

     In the event any term or condition contained in this Agreement should be breached by any party and thereafter waived or consented to by the other party, such waiver or consent shall be limited to the particular breach so waived or consented to and shall not be deemed to constitute a waiver of or consent to any other breach occurring prior or subsequent to the breach so waived or consented to.

     19.  SEVERABILITY.

     If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and the remaining provisions of this Agreement shall be enforced to the fullest extent permitted by law.

     20.   BENEFIT.

     This Agreement shall inure to the benefit of and be binding upon the LLC, the Manager, the Employee and their successors, including, in the case of the Employee, his executor, custodian and beneficiaries; provided, however, that (a) the obligations of the Employee hereunder shall be personal obligations of the Employee and may not be delegated or assigned, and (b) except for an assignment by LLC to Manager, LLC may not assign this Agreement without Employee's prior written consent.

     21.  NON-ALIENATION OF BENEFITS.

     Except insofar as applicable law may otherwise require, no amount payable to or in respect of the Employee at any time under this Agreement shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or hereafter payable, shall be void; provided, however, that nothing in this Section 21 shall preclude the Employee from designating a beneficiary or beneficiaries to receive any benefit hereunder on his death.

     22.  VOTE FAILURE.

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     Notwithstanding the above, if the LLC shall fail to establish the Mortgage
REIT on or before December 31, 1997 or such later date as set forth below (the "Decision Date") or if it is acknowledged by the LLC prior to the Decision Date that it will be unable to establish the Mortgage REIT then the LLC shall offer Employee another position within the LLC of equal stature and compensation to the position that Employee would have held as President of the Manager if the Mortgage REIT had been established, and if the LLC fails to do so then the Employee shall be entitled to his Base Compensation for fifteen months from the date that Employee is notified of his termination by the LLC as a result of the failure to establish the Mortgage REIT (which amount shall be received by him as severance pay regardless of whether he is otherwise employed and without any obligation to mitigate damages) and the Employee may seek other full time employment provided, however, that the Employee shall be entitled to receive severance pay equal to an additional 3 months of Base Compensation if he is not otherwise employed on a full-time basis at the end of such 15-month period. At the option of the LLC the Decision Date may be extended by one month increments which shall simultaneously extend the term of guaranteed payment provided by this Section 22 by a similar one month period, thus providing the Employee with guaranteed payments of Base Compensation for at least twelve months after the Decision Date. The extensions may be for no more than six months extending the Decision Date no later than June 30, 1998.

     23.  INDEMNIFICATION.

     (a) The LLC, during Employee's employment with the LLC, and the Manager after Employee's employment by the Manager, shall indemnify the Employee to the fullest extent permitted by New York law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement) reasonably incurred by the Employee in connection with a Proceeding. For purposes of this Section 23, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Employee is made, or threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of the Manager, as the case may be, or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Manager. During his employment by the LLC, Employee shall be covered by the LLC's directors and officers insurance policy.

     (b) The Manager shall use its best efforts to obtain directors and officers liability insurance, which shall provide insurance coverage to the Employee at a reasonable cost to the Manager or the Mortgage REIT as the case may be.





     24.  SURVIVORSHIP.

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     The respective rights and obligations of the parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations.

     25.  GUARANTEE.

     IN THE EVENT THAT THIS AGREEMENT IS ASSIGNED TO AND ASSUMED BY THE MANAGER, THE LLC SHALL REMAIN LIABLE FOR ALL OF THE OBLIGATIONS ASSIGNED AND ASSUMED BY THE MANAGER PURSUANT TO SUCH ASSIGNMENT AND ASSUMPTION, AND THE LLC SHALL NOT BE RELEASED FROM ANY OF ITS OBLIGATIONS HEREUNDER UNTIL THE DATE THE LLC NO LONGER CONTROLS 50% OR MORE OF THE VOTING STOCK OF THE MANAGER, AT WHICH TIME THIS GUARANTEE SHALL TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT.

     IN WITNESS WHEREOF, the LLC has caused this Agreement to be executed on its behalf and the Employee has hereunto set his hand as of the day and year first above written.


                                   AMERICA FIRST COMPANIES LLC


                                   By:  /S/ MICHAEL B. YANNEY
                                        ---------------------------
                                        Name:     Michael B. Yanney
                                        Title:    President


                                   By:  /S/ STEWART ZIMMERMAN
                                        ---------------------------
                                        Name:     Stewart Zimmerman
                                        Title:


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